UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 24, 2007

TechnoConcepts, Inc.
(Exact name of registrant as specified in charter)

Colorado	000-12382	84-1605055
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

6060 Sepulveda Blvd., Suite 202
Van Nuys, CA 91411
(Address of principal executive offices) (Zip Code)

(818) 988-3364
Registrant’s telephone number, including area code

Not Applicable
(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 24, 2007, TechnoConcepts, Inc. (the “Company”) appointed Richard A. Hahn as its Chief Operating Officer, effective immediately. The information set forth under Item 5.02(c) of this current report is incorporated in this Item 1.01.

The Company entered into an executive employment agreement with Mr. Hahn, which is effective as of January 24, 2007. The executive employment agreement provides that Mr. Hahn is:

•	to receive a cash payment of $5,538.46 upon execution of the agreement;

•	to receive a base salary of $13,333,33 per month, for a projected annual compensation of $160,000, payable in accordance with the Company’s established payroll policy;

•
eligible for an annual discretionary bonus of up to 25% of his base salary, with the amount of such bonus, if any, to be in the sole discretion of the Company’s board of directors and based upon Mr. Hahn’s performance during the year taking into consideration a number of factors, including budgeting, profitability, staff performance, investor relations, infrastructure, technical support, application engineering support and technical documentation preparation;

•
after the first 30 days of his employment, entitled to participate in any medical, dental, life insurance, disability insurance, pension and/or 401(k) plan established and operated by the Company for the benefit of senior executives and their dependents; and

•
to be reimbursed by the Company for all reasonable travel, entertainment and other incidental expenses incurred on business of the Company, as well as his reasonable medical expenses, in lieu of the Company’s medical benefit plan.

In addition, the agreement provides that the Company will recommend to its board of directors that the board grant to Mr. Hahn incentive stock options exercisable for an aggregate of 200,000 shares of the Company’s common stock, with a vesting schedule as follows: (i) options exercisable for 100,000 shares, upon execution of the agreement; (ii) options exercisable for 50,000 shares, on the first anniversary of the agreement; and (iii) options exercisable for 50,000 shares, on the second anniversary of the agreement. The exercise price of the options is to be determined by the board. The options are to be granted under the Company’s 2005 Equity Incentive Plan.

The executive employment agreement is terminable “at will” by either the Company or Mr. Hahn. The agreement will also terminate upon Mr. Hahn’s death or in the event he becomes unable or unwilling to perform his duties under the agreement for a continuous period of at least 90 days (or 90 days within any 180-day period) by reason of any medically determinable physical or mental impairment.

In the event that the Company terminates Mr. Hahn’s employment for any reason other than “For Cause,” or if Mr. Hahn terminates his employment with the Company for “Good Reason,” the Company will be obligated to pay Mr. Hahn, as severance, an amount equal to three times his then monthly base salary. The severance payment will be payable in three equal monthly installments, commencing one month after the date of the termination. Mr. Hahn will remain eligible to participate in the Company’s benefit plans, other than any pension and/or 401(k) plan, during the period in which he is receiving severance payments.

The executive employment agreement defines “For Cause” to mean Mr. Hahn’s:

•	willful breach of a material term of the agreement;

•	having been repeatedly or habitually intoxicated or under the influence of drugs while on Company premises or while performing any of his normal duties or responsibilities on behalf of the Company;

•	having been convicted of a violation of law involving moral turpitude or a felony;

•	having embezzled any property belonging to the Company or willfully injured the Company or any of its property; or

•
having engaged in other willful misconduct in the performance of his normal duties or responsibilities on behalf of the Company, which other willful misconduct shall have materially adversely affected the business or reputation of the Company.

The executive employment agreement defines a termination of Mr. Hahn’s employment by Mr. Hahn for “Good Reason” to mean the Company’s:

•	assigning to Mr. Hahn any duties inconsistent in any substantial respect with the position, authority or responsibilities associated with his position;

•	relocating Mr. Hahn, during the first 12 months of the agreement, to a location more than 45 miles from the Company’s office at which he was originally assigned;

•	failing to obtain an agreement from any successor to the Company that is satisfactory to Mr. Hahn to perform the Company’s obligations under the agreement;

•	requiring Mr. Hahn to perform any illegal act; or

•	failing to fulfill any of the Company’s other material obligations to Mr. Hahn under the agreement.

The executive employment agreement also provides that the Company will indemnify Mr. Hahn to the fullest extent legally permissible against all expenses, liability and loss reasonably incurred or suffered by him in connection with his being made (or threatened to be made) a party to any action, suit or proceeding by reason of his being an officer (or former officer) of the Company or serving, at the request of the Company, as a director or officer of another company, or as its representative in a partnership, joint venture, trust or other enterprise. The Company is to pay any expenses incurred by Mr. Hahn in defending any such action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, provided Mr. Hahn undertakes to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company.

In connection with Mr. Hahn’s entering into the executive employment agreement, he has also signed the Company’s standard form of confidentiality and inventor’s assignment agreement. Copies of the executive employment agreement and the confidentiality and inventor’s assignment agreement are filed as Exhibits 10.1 and 10.2 to this current report.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Appointment of Certain Officers

The information set forth under Item 1.01 of this current report is incorporated in this Item 5.02(c).

Mr. Hahn, age 71, has over 40 years of experience, serving in management and consulting capacities with various companies. From 1960 to 2006, Mr. Hahn served as General Partner of Enterprise Connections, LLC, a consulting firm providing financial and other services. From 1997 to 2006, he consulted on business plans, venture financings, marketing programs, and served as CEO of two high tech companies. Mr. Hahn is a graduate of the University of Notre Dame, with a B.S. degree in business administration. He was a commissioned officer in the United States Marine Corps, where he achieved the rank of Captain.

Item 9.01 Financial Statements and Exhibits

Exhibition No.	Description

10.1	Executive Employment Agreement, effective as of January 24, 2007, between TechnoConcepts, Inc. and Richard A. Hahn

10.2	Confidentiality and Inventor’s Assignment Agreement, dated January 24, 2007, between TechnoConcepts, Inc. and Richard A. Hahn

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechnoConcepts, Inc.

Date: January 30, 2007	By:	/s/ Michael Handelman
Name: Michael Handelman
Title: Chief Financial Officer